UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HD View 360 Inc.

(Name of small business issuer in its charter)

                        Florida

       46-4264584

(State of incorporation or organization)

 (I.R.S. Employer Identification No.)

HD View 360 Inc.

333 NE 24th St. Suite 100B

Miami, FL

(Address of principal executive offices)

33137

(Zip Code)

All Correspondence to:

Brenda Hamilton, Esq.

Hamilton & Associates Law Group

101 Plaza Real S, Suite 202 N

Boca Raton, Florida 33432

Telephone 561-416-8956

www.SecuritiesLawyer101.com

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e) , check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act:

$0.001 par value common stock

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of HD View 360 Inc., a Florida corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, as amended which are set forth as Exhibits 3.1, 3.2, 3.3 and 3.4 to the registration statement on Form S-1 (File No. 333-208826), filed with the Securities &  Exchange Commission on December 31, 2015, and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1 (File No. 333-208826), filed with the Securities & Exchange Commission on  February 9, 2016, as amended and declared effective on February 12, 2016.

Item 2.	Exhibits.

Exhibit No.

Description

3.1*

 Articles of Incorporation

3.2*

 Amendment to Articles of Incorporation

3.3*

 Amendment to Articles of Incorporation

3.4*

Bylaws

*      Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed with the Securities & Exchange Commission on December 31, 2015 (File No. 333-208826) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2016

HD View 360 Inc.

By: /s/ Dennis Mancino
Dennis Mancino
Chief Executive Officer